SCHEDULE G
                                       TO
                        THE ADVISORS' INNER CIRCLE FUND
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                                  AVIVA FUNDS

---------------------------------------------------------------------------------------------------
FUND                                       INVESTOR CLASS SHARES         INSTITUTIONAL CLASS SHARES
---------------------------------------------------------------------------------------------------
Aviva Investors Emerging Markets
 Local Currency Bond Fund                           X                                  X
---------------------------------------------------------------------------------------------------
Aviva Investors Core Aggregate
 Fixed Income Fund                                  X                                  X
---------------------------------------------------------------------------------------------------
Aviva Investors High Yield Bond
 Fund                                               X                                  X
---------------------------------------------------------------------------------------------------

                                                                     EXHIBIT G.1

           AVIVA INVESTORS EMERGING MARKETS LOCAL CURRENCY BOND FUND
                      AVIVA INVESTORS HIGH YIELD BOND FUND
                AVIVA INVESTORS CORE AGGREGATE FIXED INCOME FUND

                        CERTIFICATE OF CLASS DESIGNATION

                             INVESTOR CLASS SHARES


1.       CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

         Investor Class Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund, will make monthly payments to the distributor under the distribution plan approved by the Board of Trustees at an annual rate of up to 0.25% of each Fund's average daily net assets attributable to Investor Class Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Funds' Investor Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.       ELIGIBILITY OF PURCHASERS

         Investor Class Shares are principally designed for purchase by individual and retail investors, subject to the minimum investment requirement described in the Fund's prospectus.

3.       EXCHANGE PRIVILEGES

         Investor Class Shares of each Aviva Fund may be exchanged for Investor Class Shares of each other Aviva Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Each Investor Class Share shareholder will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Investor Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Investor Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.       CONVERSION RIGHTS

         Investor  Class  Shares  do  not  have  a  conversion  feature.

                                                                     EXHIBIT G.2

           AVIVA INVESTORS EMERGING MARKETS LOCAL CURRENCY BOND FUND
                      AVIVA INVESTORS HIGH YIELD BOND FUND
                AVIVA INVESTORS CORE AGGREGATE FIXED INCOME FUND

                        CERTIFICATE OF CLASS DESIGNATION

                           INSTITUTIONAL CLASS SHARES

1.       CLASS SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

         Institutional Class Shares are sold without a load or sales charge, and do not impose a shareholder service fee or asset-based sales charge.

2.       ELIGIBILITY OF PURCHASERS

         Institutional Class Shares are principally designed for purchase by individual and institutional investors, subject to the minimum investment requirement described in the Fund's prospectus.

3.       EXCHANGE PRIVILEGES

         Institutional Class Shares of each Aviva Fund may be exchanged for Institutional Class Shares of each other Aviva Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Each Institutional Class Share shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class Share shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class Share shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.       CONVERSION RIGHTS

         Institutional  Class  Shares  do  not  have  a  conversion  feature.